Exhibit 99.1

NAVISTAR RESULTS EXPECTED TO EXCEED CURRENT EXPECTATIONS

WARRENVILLE, Ill. - MAY 10, 2006 -- Navistar International Corporation (NYSE: NAV), the nation’s largest combined commercial truck and mid-range diesel engine producer, said yesterday that earnings for its fiscal year 2006, ending October 31, 2006, are expected to exceed current analyst expectations in spite of challenges tied to higher interest rates associated with recapitalizing its debt structure.

In a presentation at the Bear Stearns’ 2006 Global Transportation Conference, Daniel C. Ustian, Navistar chairman, president and chief executive officer, said that the company expects earnings per share for fiscal year 2006 will be higher than the current average estimate of Wall Street analysts of $5.38 per share.

“Given the current strength of the industry, I am confident that Navistar will outperform the current Wall Street estimates,” Ustian said. “Our company continues to capitalize on the strength of the industry and to build on our core business through growth in less cyclical markets such as the military.”

The company also announced that it will hold a conference call with analysts on June 7, 2006. No financial data will be released at that time, but the company will share certain operating metrics. Specific details about the call will be announced at a later date.

The company also confirmed that KPMG has formally accepted the company appointment as its new independent auditor after completing its customary client acceptance procedures.

KPMG, which will opine on the company’s financial statements included in the 2005 Form 10-K, including the prior year restated financial statements, replaces Deloitte & Touche LLP, whose engagement with the company was terminated by the audit committee of the company’s board of directors.

Navistar announced on April 7 that it will restate its financial results for the fiscal years 2002 through 2004 and for the first nine months of fiscal 2005.The need for the restatements has been identified in the ongoing review of accounting matters that have prevented the company from filing its fiscal 2005 annual report on Form 10-K and its first quarter 2006 quarterly report on Form 10-Q on time. With the change of independent auditors the timing of the filing of the 2005 Form 10-K, including the prior periods on a restated basis, cannot be determined at this time.

Navistar International Corporation (NYSE: NAV) is the parent company of International Truck and Engine Corporation. The company produces International® brand commercial trucks, mid-range diesel engines and IC brand school buses, Workhorse brand chassis for motor homes and step vans, and is a private label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. Navistar is also a provider of truck and diesel engine parts and service sold under the International® brand. A wholly owned subsidiary offers financing services. Additional information is available at: www.nav-international.com.

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Exhibit 99.1 (continued)
Forward Looking Statements

Information provided and statements contained in the presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of the presentation and the company assumes no obligation to update the information included in the presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions , including the risk of continued delay in the completion of our financial statements and the consequences thereof, the availability of funds, either through cash on hand or the company’s other liquidity sources, to repay any amounts due should any of the company’s debt become accelerated, and decisions by suppliers and other vendors to restrict or eliminate customary trade and other credit terms for the company’s future orders and other services, which would require the company to pay cash and which could have a material adverse effect on the company’s liquidity position and financial condition. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these factors, see Exhibit 99.1 to our Form 8-K filed on April 12, 2006. In addition, until the previously announced review by the company of its accounts is concluded, no assurance can be given with respect to the financial statement adjustments, impacts and period resulting from such review, if any, nor can there be any assurance that additional adjustments to the financial statements of the company will not be identified.

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